UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2011
VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34807	11-3200514

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 962-9600
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 10, 2011, Verint Systems Inc. (the “Company”) entered into an Underwriting Agreement among the Company, Comverse Technology, Inc., the Company’s majority stockholder (“Comverse”), and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein (the “Underwriting Agreement”), providing for, among other things, the sale of 2,000,000 shares of the Company’s common stock held by Comverse, plus an additional 300,000 shares if the underwriters exercise their option to cover over-allotments, if any, at $33.25 per share. The transactions contemplated by the Underwriting Agreement are expected to close on January 14, 2011. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement dated January 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2011	Verint Systems Inc.
	By:	/s/ Douglas E. Robinson
		Name:	Douglas E. Robinson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated January 10, 2011.